Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
October 17, 2023

Five Star Bancorp Announces 3rd Quarter 2023

Earnings Release Date and Webcast

Rancho Cordova, CA (October 17, 2023) - Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”) expects to report its financial results for the quarter ended September 30, 2023, after the stock market closes on Monday, October 30, 2023.

Management will host a live webcast for analysts and investors to review this information at 1:00 PM ET (10:00 AM PT) on October 31, 2023.

The live webcast will be accessible from the “News & Events” section of the Company’s website under “Events” at https://investors.fivestarbank.com/news-events/events. Please pre-register for the event using this link. The webcast will be archived on the Company’s website for a period of 90 days.

About Five Star Bancorp

Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. Five Star Bank has seven branches and one loan production office in Northern California.

Media Contact:

Heather C. Luck, CFO

Five Star Bancorp

hluck@fivestarbank.com

916.626.5008

Shelley R. Wetton, CMO

Five Star Bancorp

swetton@fivestarbank.com

916.284.7827